EXHIBIT 10.8

Occidental Petroleum Corporation

Acknowledgement Letter

On July 11, 2012, Occidental Petroleum Corporation (the “Company”) granted me a Total Shareholder Return Incentive Award with a performance period of July 1, 2012 through June 30, 2015 (the “Award”).

In accordance with announcements made by the Company today, I confirm that I have agreed that, if, Occidental's Total Shareholder Return for the Performance Period is negative, as calculated under Section 3 of the Award Terms and Conditions, my right to receive Shares in excess of 50% of the Performance Shares awarded will be forfeited.

/s/ STEPHEN I. CHAZEN
Stephen I. Chazen

Date: 4/29/13